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                                                                     EXHIBIT 5.1

               [Honigman Miller Schwartz and Cohn LLP Letterhead]


                                 April 23, 2002

Pulte Homes, Inc.
33 Bloomfield Hills Parkway
Suite 200
Bloomfield Hills, Michigan 48304

Ladies and Gentlemen:

         We are acting as counsel for Pulte Homes, Inc., a Michigan corporation (the "Corporation"), and the Additional Registrants (as defined in the Registration Statement), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed by the Corporation, the Additional Registrants and PH Trust I and PH Trust II, each a statutory business trust formed under the laws of the State of Delaware (the "Trusts", and together with the Corporation and the Additional Registrants, the "Registrants"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act, of up to $1 billion aggregate initial offering price (or the equivalent thereof in one or more foreign currencies or composite currencies) of (i) the Corporation's common shares, par value $.01 per share (the "Common Stock"), (ii) debt securities of the Corporation (the "Debt Securities"), which may be senior or subordinated debt securities, convertible into shares of Common Stock, and which shall be guaranteed (the "Guarantees") by the Additional Registrants (the "Guarantors"),
(iii) warrants of the Corporation to purchase other securities (the "Warrants"),
(iv) the Corporation's stock purchase contracts (the "Stock Purchase Contracts"), (v) the Corporation's stock purchase units (the "Stock Purchase Units"), consisting of Stock Purchase Contracts and other securities, and (vi) preferred securities of the Trusts (the "Trust Preferred Securities. The Common Stock, Debt Securities, Guarantees, Warrants, Stock Purchase Contracts, Stock Purchase Units and Trust Preferred Securities may be hereinafter referred to as the "Securities." The Debt Securities will be issued under indentures (as amended or supplemented, the "Indentures"), between the Corporation, the Guarantors and an entity or entities designate as trustee (collectively or singularly, as applicable, the "Trustee").

         Based upon our examination of such documents and other matters as we deem relevant and subject to the qualifications hereinafter set forth, we are the opinion that:

         1. When the Registration Statement has become effective, the specific terms of the particular Debt Securities have been established in accordance with the applicable Indentures and such Debt Securities have been duly issued, authorized, executed, authenticated or countersigned and delivered in accordance with the provisions of the applicable Indentures against payment therefor, such Debt Securities will be validly
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         issued and will constitute valid and binding obligations of the
         Corporation, entitled to the benefits of the applicable Indentures and Debt Securities and enforceable against the Corporation in accordance with such Indentures' and Debt Secutities' terms.

         2. When the Registration Statement has become effective, the specific terms of the convertible Debt Securities, if any, have been established in accordance with the applicable Indentures and such Debt Securities have been duly issued, authorized, executed, authenticated or countersigned and delivered in accordance with the provisions of the applicable Indentures against payment therefor, the Common Stock issuable upon the conversion or exchange of such convertible Debt Securities will, when duly authorized, executed, issued and delivered upon such conversion or exchange in accordance with the terms of the applicable Indentures, be validly issued, fully paid and nonassessable.

         3. When the Registration Statement has become effective, the specific terms of the particular Debt Securities and particular Guarantees have been established in accordance with the applicable Indentures and such Debt Securities and Guarantees have been duly issued, authorized, executed, authenticated or countersigned and delivered in accordance with the provisions of the applicable Indentures, against payment therefor (in the case of the Debt Securities), such Guarantees will be validly issued and will constitute valid binding obligations of the respective Guarantors, entitled to the benefits of the applicable Indentures and Guarantees and enforceable against the respective Guarantors in accordance with such Indentures' and Guarantees' terms.

         4. When the Registration Statement has become effective and the Common Stock, if any, has been duly issued and delivered against payment therefor in accordance with the prospectus and applicable prospectus supplement forming a part of the Registration Statement, such Common Stock will be validly issued, fully paid and nonassessable.

         5. When the Registration Statement has become effective and (a) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (b) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Corporation and the warrant agent appointed by the Corporation, and (c) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board in exchange for payment of the consideration therefor provided for therein, the Warrants will be duly authorized and validly issued and will constitute legal, valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

         6.       With respect to the Stock Purchase Contracts, when (a)
         the Board has taken all necessary corporate action to approve and establish the terms of such Stock Purchase Contracts and to authorize and approve the issuance thereof, the terms of the offering thereof and related matters, and (b) the Stock Purchase Contracts have been duly executed and delivered in accordance with
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         the applicable definitive purchase, underwriting or similar agreement approved by the Board in exchange for payment of the consideration therefor provided for therein, the Stock Purchase Contracts will constitute legal, valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms


         7. With respect to the Stock Purchase Units, when (a) the Board has taken all necessary corporate action to approve and establish the terms of such Stock Purchase Units and to authorize and approve the issuance thereof, the terms of the offering thereof and related matters, and (b) the Stock Purchase Units have been duly executed and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board in exchange for payment of the consideration therefor provided for therein, the Stock Purchase Units (including, if applicable, debt securities of the Registrants included in the Units) will constitute legal, valid and binding obligations of the Corporation enforceable against the Corporation in accordance with their terms.

         In giving the opinions set forth in paragraphs 1, 2 and 3 above, we have assumed the due execution and delivery of the Indentures by the Trustee (pursuant to appropriate corporate authority), the Corporation and the Guarantors. In giving the opinions set forth in paragraphs 1, 2, 3, 4, 5, 6 and 7 we have also assumed that (i) at or prior to the time of the delivery of each Security, the authorization of the Securities will be applicable to each Security and will not have been modified or rescinded, and there will not have occurred any change in law affecting such Security, including its validity or enforceability, and (ii) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security nor the compliance by the Corporation or the Guarantors, as applicable, with the terms of such Security, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Corporation or the Guarantors, as applicable, or any restriction imposed by any court or governmental body having jurisdiction over the Corporation or the Guarantors, as applicable.

         In addition, our opinions set forth in paragraphs 1, 3, 5, 6 and 7 are subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

         We are aware that we are referred to under the heading "Legal Experts" in the prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name therein and the filing of this Opinion as
Exhibit 5.1 to the Registration Statement. In giving such consents, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

                                          Very truly yours,


                                          HONIGMAN MILLER SCHWARTZ AND COHN LLP